                                                                  EXHIBIT 25.4

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ____________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                       (I.R.S. EMPLOYER
                                                       IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS       60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         _____________________________

                          PROFFITT'S CAPITAL TRUST II
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                           TO BE APPLIED FOR
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


     750 LAKESHORE PARKWAY
     BIRMINGHAM, ALABAMA                                35211
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                              PREFERRED SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          --------------------
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          ------------------------------
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          -----------------
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 13th day of August, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By  /s/ John R. Prendiville
               John R. Prendiville
               Vice President


* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                     August 13, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In connection with the qualification of an indenture between Proffitt's Capital Trust II and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                   Very truly yours,

                   THE FIRST NATIONAL BANK OF CHICAGO

                    By   /s/ John R. Prendiville
                         John R. Prendiville
                         Vice President

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago
                          Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0303   Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8
                          ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                          DOLLAR AMOUNTS IN        C400
                                                                                                   ----
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
a. Noninterest-bearing balances and currency and
   coin(1)...........................................................                               0081       4,141,168      1.a
b. Interest-bearing balances(2)......................................                               0071       5,142,787      1.b
2. Securities
   a. Held-to-maturity securities(from Schedule RC-B, column A)......                               1754               0      2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)...                               1773       7,819,811      2.b
3. Federal funds sold and securities purchased under agreements to
   resell                                                                                           1350       5,619,157      3.
4. Loans and lease financing receivables:
   a. Loans and leases, net of unearned income (from Schedule
   RC-C).............................................................     RCFD 2122 26,140,376                                4.a
   b. LESS: Allowance for loan and lease losses......................     RCFD 3123  417,371                                  4.b
c. LESS: Allocated transfer risk reserve.............................     RCFD 3128        0                                  4.c
d. Loans and leases, net of unearned income, allowance, and
   reserve (item 4.a minus 4.b and 4.c)..............................                               2125      25,723,005      4.d
5. Trading assets (from Schedule RD-D)...............................                               3545       5,795,159      5.
6. Premises and fixed assets (including capitalized leases)..........                               2145         757,033      6.
7. Other real estate owned (from Schedule RC-M)......................                               2150           6,547      7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)....................................                               2130         135,327      8.
9. Customers' liability to this bank on acceptances outstanding......                               2155         512,763      9.
10.Intangible assets (from Schedule RC-M)............................                               2143         261,456      10.
11.Other assets (from Schedule RC-F).................................                               2160       2,223,495      11.
12.Total assets (sum of items 1 through 11)..........................                               2170      58,137,708      12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:       The First National Bank of Chicago
                           Call Date:  03/31/97 ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303   Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

SCHEDULE RC-CONTINUED

                                                                 DOLLAR AMOUNTS IN
                                                                    THOUSANDS                           BIL MIL THOU
                                                                ------------------                      ------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)............................     RCON 2200        21,551,932             13.a
        (1) Noninterest-bearing(1).............................     RCON 6631         9,361,049             13.a1

        (2) Interest-bearing...................................                              RCON 6636      12,190,883     13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)......................                             RCFN 2200      14,511,110     13.b
        (1) Noninterest bearing.................................                             RCFN 6631         604,859     13.b1
        (2) Interest-bearing....................................                             RCFN 6636      13,906,251     13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                          RCFD 2800       3.887,022     14
15.  a. Demand notes issued to the U.S. Treasury                                             RCON 2840          63,092     15.a
     b. Trading Liabilities(from Sechedule RC-D).................                            RCFD 3548       5,918,194     15.b
16.  Other borrowed money:
     a. With original maturity of one year or less                                            RCFD 2332      3,134,696     16.a
     b. With original  maturity of more than one year............                             RCFD A547        381,681     16.b
     c.  With original maturity of more than three years.........                             RCFD A548        326,551     16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.....                             RCFD 2920        512,763     18.
19.  Subordinated notes and debentures...........................                             RCFD 3200      2,000,000     19.
20.  Other liabilities (from Schedule RC-G)......................                             RCFD 2930      1,163,747     20.
21.  Total liabilities (sum of items 13 through 20)..............                             RCFD 2948     53,450,788     21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...............                              RCFD 3838           0       23.
24.  Common stock................................................                              RCFD 3230       200,858     24.
25.  Surplus (exclude all surplus related to preferred stock)....                              RCFD 3839     3,107,585     25.
26.  a. Undivided profits and capital reserves                                                 RCFD 3632     1,359,598     26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities..............................................                               RCFD 8434        18,975     26.b
27.  Cumulative foreign currency translation adjustments........                               RCFD 3284           (96)    27.
28.  Total equity capital (sum of items 23 through 27)..........                               RCFD 3210     4,686,920     28.
29.  Total liabilities, limited-life preferred stock, and equity
   capital (sum of items 21, 22, and 28).........................                              RCFD 3300    58,137,708     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the  most comprehensive level of auditing work performed for the                      --------------    Number
   bank by independent external auditors as of any date during 1996 . . . . . . . . RCFD 6724..... 2                 M.1.
                                                                                                   --------------
1 = Independent audit of the bank conducted in                   4. =   Directors' examination of the bank performed
    accordance with generally accepted auditing standards               by other external auditors (may be required by state
    by a certified public accounting firm which submits                 chartering authority)
    a report on the bank
2 = Independent audit of the bank's parent holding company        5 =   Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing            external auditors
    standards by a certified public accounting firm which         6 =   Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                external auditors
    (but not on the bank separately)                              7 =   Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in               8 =   No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.